Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Post-effective Amendment No.19 to Form F-1 of Hitek Global Inc. (the “Company”) of our report dated May 13, 2022, with respect to our audit of the Company’s consolidated financial statements as of December 31, 2021 and 2020 and for the years then ended, which appears in the Prospectus as part of this Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

Irvine, California

January 17, 2023